Exhibit 32
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                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of TechAlt, Inc., a Nevada corporation (the "Company"), on Form 10-KSB, as amended, for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), David M. Otto, Principal Executive Officer of the Company and Pricipal Financial Officer of the Company, respectively, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ David M. Otto
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David M. Otto
Principal Executive Officer
January 13, 2006


/s/ David M. Otto
-----------------------
David M. Otto
Principal Financial Officer
January 13, 2006

[A signed original of this written statement required by Section 906 has been provided to TechAlt, Inc. and will be retained by TechAlt, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]